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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Stericycle, Inc. Directors Stock Option Plan, of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Chicago, Illinois
July 31, 2001